Exhibit 16.1

7000 Central Parkway NE	404.420.5691
Suite 1000	wipfli.com
Atlanta, GA 30328

June 24, 2026

Securities and Exchange Commission

100 F Street, NE

Washington, D.C. 20549

We have read the statements of Hoyne Bancorp, Inc. included under Item 4.01 of its Form 8-K filed on June 24, 2026 and we agree with such statements concerning our firm.

/s/ Wipfli LLP